UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
_____________________________________________

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

March 9, 2018 (February 26, 2018)
Date of Report (Date of earliest event reported)
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TYLER TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)
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Delaware	1-10485	75-2303920
(State or other jurisdiction of incorporation organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

5101 TENNYSON PARKWAY
PLANO, TEXAS 75024
(Address of principal executive offices)

(972) 713-3700
(Registrant’s telephone number, including area code)
_____________________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In February 2018, we entered into new five-year employment agreements with John S. Marr Jr. (Chairman of the Board and Chief Executive Officer), H. Lynn Moore Jr. (President), and Brian K. Miller (Executive Vice President - Chief Financial Officer and Treasurer). The new agreements also provide for an automatic extension of one year at the end of the five-year initial term, unless we provided at least three-months’ prior written notice that we do not wish to extend the term. The new agreements replace prior employment agreements, which had an initial five-year term that expired in February 2018.
Under the terms of the new employment agreements, Messrs. Marr, Moore and Miller will receive minimum base salaries of $300,000, $500,000 and $383,000, respectively. These executives will also participate in performance bonus or incentive compensation plans made available to our comparable-level employees and receive all employee benefits and perquisites normally offered to our executive employees. Each agreement provides for payment of accrued compensation as well as a severance payment equal to each executive’s then-current base salary and target bonus upon the executive’s termination of employment without cause, or upon the executive’s termination of employment within thirty days of a change in control. A change in control is defined as our merger or consolidation into an unaffiliated entity, our dissolution or liquidation, the sale of all or substantially all of our assets, the acquisition by any person, entity or group of more than 30% of our voting stock, or a change in the majority of our Board of Directors that was not approved by the then existing directors. In addition to the payment of accrued compensation and the severance payment, each agreement also provides that we will continue to provide medical benefits for 12 months after the date of termination without cause or upon a change in control. In the event of a termination without cause, a termination due to disability or death, or a termination because of a change in control, all unvested options, restricted stock units or other equity awards outstanding as of the date of the executive’s termination would immediately become fully vested and, as applicable, exercisable.
In addition, the new employment agreements provide that Messrs. Marr, Moore and Miller be granted options to purchase 112,000, 112,000, and 40,000 shares of our common stock, respectively. The options were granted at an exercise price equal to the closing market price of our common stock as reported by the New York Stock Exchange as of the February 26, 2018 date of grant. The options vest in equal installments on the first, second, third, fourth, and fifth anniversary of the grant date and are subject to terms and conditions of the Option Plan and our standard option agreement.
The new employment agreements also provide that Messrs. Marr, Moore and Miller will be granted 36,000, 36,000 and 12,000 restricted stock units, respectively, contingent on the approval by the stockholders of a proposed new 2018 Stock Incentive Plan at the annual meeting of stockholders scheduled for May 9, 2018. The restricted stock unit will vest in equal installments on the first, second, third, fourth, and fifth anniversary of the date of the employment agreements. If the stockholders do not approve the Tyler Technologies, Inc. 2018 Stock Incentive Plan (and, therefore, the use of restricted stock units), additional options will be granted in the same amounts as the February 2018 grants on May 9, 2018, the date of the 2018 annual meeting of stockholders.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

The following exhibits are filed herewith:

Exhibit No.	Description
10.1	Employment Agreement, effective February 26, 2018, by and between Tyler Technologies, Inc. and John S. Marr, Jr.
10.2	Employment Agreement, effective February 26, 2018, by and between Tyler Technologies, Inc. and H. Lynn Moore, Jr.
10.3	Employment Agreement, effective February 26, 2018, by and between Tyler Technologies, Inc. and Brian K. Miller.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TYLER TECHNOLOGIES, INC.

March 9, 2018	By:	/s/ Brian K. Miller
Brian K. Miller
Executive Vice President and Chief Financial Officer
(principal financial officer)